Exhibit 4.1


                                 LOAN AGREEMENT

                          Dated as of December 21, 2006

                                     Between

                        FSP 50 SOUTH TENTH STREET CORP.,

                                   as Borrower

                                       and

                             BANK OF AMERICA, N.A.,
                                    as Lender
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION..............................1

   SECTION 1.1.DEFINITIONS.....................................................1
   SECTION 1.2.PRINCIPLES OF CONSTRUCTION.....................................15

ARTICLE 2 GENERAL TERMS.......................................................15

   SECTION 2.1.LOAN COMMITMENT; DISBURSEMENT TO BORROWER......................15
   SECTION 2.2.LOAN PAYMENTS..................................................16
   SECTION 2.3.LATE PAYMENT CHARGE............................................17
   SECTION 2.4.PREPAYMENT; DEFEASANCE.........................................17
   SECTION 2.5.PAYMENTS AFTER DEFAULT.........................................22
   SECTION 2.6.USURY SAVINGS..................................................22

ARTICLE 3 CONDITIONS PRECEDENT................................................23

   SECTION 3.1.REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS.....23
   SECTION 3.2.DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES...23
   SECTION 3.3.RELATED DOCUMENTS..............................................24
   SECTION 3.4.ORGANIZATIONAL DOCUMENTS.......................................25
   SECTION 3.5.OPINIONS OF BORROWER'S COUNSEL.................................25
   SECTION 3.6.ANNUAL BUDGET..................................................25
   SECTION 3.7.TAXES AND OTHER CHARGES........................................25
   SECTION 3.8.COMPLETION OF PROCEEDINGS......................................25
   SECTION 3.9.PAYMENTS.......................................................25
   SECTION 3.10.TRANSACTION COSTS.............................................25
   SECTION 3.11.NO MATERIAL ADVERSE CHANGE....................................26
   SECTION 3.12.LEASES AND RENT ROLL..........................................26
   SECTION 3.13.TENANT ESTOPPELS..............................................26
   SECTION 3.14.REA ESTOPPELS.................................................26
   SECTION 3.15.SUBORDINATION AND ATTORNMENT..................................26
   SECTION 3.16.TAX LOT.......................................................26
   SECTION 3.17.PHYSICAL CONDITIONS REPORT....................................27
   SECTION 3.18.MANAGEMENT AGREEMENT..........................................27
   SECTION 3.19.APPRAISAL.....................................................27
   SECTION 3.20.FINANCIAL STATEMENTS..........................................27
   SECTION 3.21.NET OPERATING INCOME..........................................27
   SECTION 3.22.FURTHER DOCUMENTS.............................................27

ARTICLE 4 REPRESENTATIONS AND WARRANTIES......................................27

   SECTION 4.1.ORGANIZATION...................................................28
   SECTION 4.2.STATUS OF BORROWER.............................................28
   SECTION 4.3.VALIDITY OF DOCUMENTS..........................................28
   SECTION 4.4.NO CONFLICTS...................................................29
   SECTION 4.5.LITIGATION.....................................................29
   SECTION 4.6.AGREEMENTS.....................................................29
   SECTION 4.7.SOLVENCY.......................................................29
   SECTION 4.8.FULL AND ACCURATE DISCLOSURE...................................30
   SECTION 4.9.NO PLAN ASSETS.................................................30
   SECTION 4.10.NOT A FOREIGN PERSON..........................................30
   SECTION 4.11.ENFORCEABILITY................................................30


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   SECTION 4.12.BUSINESS PURPOSES.............................................31
   SECTION 4.13.COMPLIANCE....................................................31
   SECTION 4.14.FINANCIAL INFORMATION.........................................31
   SECTION 4.15.CONDEMNATION..................................................31
   SECTION 4.16.UTILITIES AND PUBLIC ACCESS; PARKING..........................31
   SECTION 4.17.SEPARATE LOTS.................................................32
   SECTION 4.18.ASSESSMENTS...................................................32
   SECTION 4.19.INSURANCE.....................................................32
   SECTION 4.20.USE OF PROPERTY...............................................32
   SECTION 4.21.CERTIFICATE OF OCCUPANCY; LICENSES............................32
   SECTION 4.22.FLOOD ZONE....................................................32
   SECTION 4.23.PHYSICAL CONDITION............................................33
   SECTION 4.24.BOUNDARIES....................................................33
   SECTION 4.25.LEASES AND RENT ROLL..........................................33
   SECTION 4.26.FILING AND RECORDING TAXES....................................34
   SECTION 4.27.MANAGEMENT AGREEMENT..........................................34
   SECTION 4.28.ILLEGAL ACTIVITY..............................................34
   SECTION 4.29.CONSTRUCTION EXPENSES.........................................34
   SECTION 4.30.PERSONAL PROPERTY.............................................34
   SECTION 4.31.TAXES.........................................................35
   SECTION 4.32.PERMITTED ENCUMBRANCES........................................35
   SECTION 4.33.FEDERAL RESERVE REGULATIONS...................................35
   SECTION 4.34.INVESTMENT COMPANY ACT........................................35
   SECTION 4.35.RECIPROCAL EASEMENT AGREEMENTS................................35
   SECTION 4.36.NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE...............36
   SECTION 4.37.INTELLECTUAL PROPERTY.........................................36
   SECTION 4.38.SURVEY........................................................36
   SECTION 4.39.EMBARGOED PERSON..............................................37
   SECTION 4.40.PATRIOT ACT...................................................37
   SECTION 4.41.SURVIVAL......................................................38

ARTICLE 5 BORROWER COVENANTS..................................................38

   SECTION 5.1.EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS..................38
   SECTION 5.2.MAINTENANCE AND USE OF PROPERTY................................39
   SECTION 5.3.WASTE..........................................................39
   SECTION 5.4.TAXES AND OTHER CHARGES........................................39
   SECTION 5.5.LITIGATION.....................................................40
   SECTION 5.6.ACCESS TO PROPERTY.............................................40
   SECTION 5.7.NOTICE OF DEFAULT..............................................40
   SECTION 5.8.COOPERATE IN LEGAL PROCEEDINGS.................................40
   SECTION 5.9.PERFORMANCE BY BORROWER........................................40
   SECTION 5.10.AWARDS; INSURANCE PROCEEDS....................................41
   SECTION 5.11.FINANCIAL REPORTING...........................................41
   SECTION 5.12.ESTOPPEL STATEMENT............................................45
   SECTION 5.13.LEASING MATTERS...............................................45
   SECTION 5.14.PROPERTY MANAGEMENT...........................................48
   SECTION 5.15.LIENS.........................................................49
   SECTION 5.16.DEBT CANCELLATION.............................................49
   SECTION 5.17.ZONING........................................................49
   SECTION 5.18.ERISA.........................................................49
   SECTION 5.19.NO JOINT ASSESSMENT...........................................50
   SECTION 5.20.RECIPROCAL EASEMENT AGREEMENTS................................50
   SECTION 5.21.ALTERATIONS...................................................50
   SECTION 5.22.TAX CREDITS...................................................50

ARTICLE 6 ENTITY COVENANTS....................................................50


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   SECTION 6.1.SINGLE PURPOSE ENTITY/SEPARATENESS.............................50
   SECTION 6.2.CHANGE OF NAME, IDENTITY OR STRUCTURE..........................54
   SECTION 6.3.BUSINESS AND OPERATIONS........................................55
   SECTION 6.4.INDEPENDENT DIRECTOR...........................................55

ARTICLE 7 NO SALE OR ENCUMBRANCE..............................................56

   SECTION 7.1.TRANSFER DEFINITIONS...........................................56
   SECTION 7.2.NO SALE/ENCUMBRANCE............................................56
   SECTION 7.3.PERMITTED TRANSFERS............................................57
   SECTION 7.4.LENDER'S RIGHTS................................................57
   SECTION 7.5.ASSUMPTION.....................................................58

ARTICLE 8 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION......................60

   SECTION 8.1.INSURANCE......................................................60
   SECTION 8.2.CASUALTY.......................................................63
   SECTION 8.3.CONDEMNATION...................................................63
   SECTION 8.4.RESTORATION....................................................64

ARTICLE 9 RESERVE FUNDS.......................................................67

   SECTION 9.1.REQUIRED REPAIRS...............................................67
   SECTION 9.2.REPLACEMENTS...................................................68
   SECTION 9.3.TENANT IMPROVEMENTS AND LEASING COMMISSIONS....................68
   SECTION 9.4.REQUIRED WORK..................................................69
   SECTION 9.5.RELEASE OF RESERVE FUNDS.......................................71
   SECTION 9.6.TAX AND INSURANCE RESERVE FUNDS................................74
   SECTION 9.7.EXCESS CASH RESERVE............................................75
   SECTION 9.8.OPERATING EXPENSES; EXTRAORDINARY EXPENSES.....................75
   SECTION 9.9.RESERVE FUNDS GENERALLY........................................76

ARTICLE 10 CASH MANAGEMENT....................................................79

   SECTION 10.1.LOCKBOX ACCOUNT AND CASH MANAGEMENT ACCOUNT...................79

ARTICLE 11 EVENTS OF DEFAULT; REMEDIES........................................79

   SECTION 11.1.EVENT OF DEFAULT..............................................79
   SECTION 11.2.REMEDIES......................................................81

ARTICLE 12 ENVIRONMENTAL PROVISIONS...........................................82

   SECTION 12.1.ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES..................82
   SECTION 12.2.ENVIRONMENTAL COVENANTS.......................................82
   SECTION 12.3.LENDER'S RIGHTS...............................................83
   SECTION 12.4.OPERATIONS AND MAINTENANCE PROGRAMS...........................83
   SECTION 12.5.ENVIRONMENTAL DEFINITIONS.....................................84
   SECTION 12.6.INDEMNIFICATION...............................................84

ARTICLE 13 SECONDARY MARKET...................................................86

   SECTION 13.1.TRANSFER OF LOAN..............................................86
   SECTION 13.2.DELEGATION OF SERVICING.......................................86
   SECTION 13.3.DISSEMINATION OF INFORMATION..................................86
   SECTION 13.4.COOPERATION...................................................86
   SECTION 13.5.SECURITIZATION INDEMNIFICATION................................88
   SECTION 13.6.RATING SURVEILLANCE...........................................90

ARTICLE 14 INDEMNIFICATIONS...................................................91

   SECTION 14.1.GENERAL INDEMNIFICATION.......................................91
   SECTION 14.2.MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION...................91
   SECTION 14.3.ERISA INDEMNIFICATION.........................................91


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   SECTION 14.4.SURVIVAL......................................................92

ARTICLE 15 EXCULPATION........................................................92

   SECTION 15.1.EXCULPATION...................................................92

ARTICLE 16 NOTICES............................................................94

   SECTION 16.1.NOTICES.......................................................94

ARTICLE 17 FURTHER ASSURANCES.................................................95

   SECTION 17.1.REPLACEMENT DOCUMENTS.........................................95
   SECTION 17.2.RECORDING OF MORTGAGE, ETC....................................95
   SECTION 17.3.FURTHER ACTS, ETC.............................................96
   SECTION 17.4.CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.......96
   SECTION 17.5.EXPENSES......................................................97

ARTICLE 18 WAIVERS............................................................97

   SECTION 18.1.REMEDIES CUMULATIVE; WAIVERS..................................97
   SECTION 18.2.MODIFICATION, WAIVER IN WRITING...............................98
   SECTION 18.3.DELAY NOT A WAIVER............................................98
   SECTION 18.4.TRIAL BY JURY.................................................98
   SECTION 18.5.WAIVER OF NOTICE..............................................99
   SECTION 18.6.REMEDIES OF BORROWER..........................................99
   SECTION 18.7.WAIVER OF MARSHALLING OF ASSETS...............................99
   SECTION 18.8.WAIVER OF STATUTE OF LIMITATIONS..............................99
   SECTION 18.9.WAIVER OF COUNTERCLAIM.......................................100
   SECTION 18.10.GRADSKY WAIVERS.............................................100

ARTICLE 19 GOVERNING LAW.....................................................101

   SECTION 19.1.CHOICE OF LAW................................................101
   SECTION 19.2.SEVERABILITY.................................................101
   SECTION 19.3.PREFERENCES..................................................101

ARTICLE 20 MISCELLANEOUS.....................................................101

   SECTION 20.1.SURVIVAL.....................................................101
   SECTION 20.2.LENDER'S DISCRETION..........................................102
   SECTION 20.3.HEADINGS.....................................................102
   SECTION 20.4.COST OF ENFORCEMENT..........................................102
   SECTION 20.5.SCHEDULES INCORPORATED.......................................102
   SECTION 20.6.OFFSETS, COUNTERCLAIMS AND DEFENSES..........................102
   SECTION 20.7.NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                BENEFICIARIES................................................103
   SECTION 20.8.PUBLICITY....................................................104
   SECTION 20.9.CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE................104
   SECTION 20.10.ENTIRE AGREEMENT............................................104
   SECTION 20.11.TAX DISCLOSURE..............................................104


                                     - iv -
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                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, dated as of December 21, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, "Lender") and FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation, having an address at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880-6210 (together with its successors and/or assigns, "Borrower").

                                    RECITALS:

      Borrower desires to obtain the Loan (defined below) from Lender.

      Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

      In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                   ARTICLE 1
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

      Section 1.1. Definitions

      For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

      "Acceptable Accountant" shall mean a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender, provided that (i) McGladrey & Pullen, LLP and (ii) Braver PC are acceptable to Lender as of the date hereof.

      "Account Collateral" shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts; (ii) any and all amounts in or credited to the Accounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all "proceeds" (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

      "Accounts" shall mean the Lockbox Account, the Cash Management Account, the Tax and Insurance Reserve Account, and any other account or sub-account established by this Agreement, the Mortgage, or the other Loan Documents.

      "Acts of Terror" shall have the meaning set forth in Section 8.1(a) hereof.

      "Actual Operating Expenses" shall mean, with respect to a given period of time, the portion of Operating Expenses actually payable with respect to the operation of the Property.

      "Additional Required Repair" shall have the meaning set forth in Section 9.5(f) hereof.

      "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

      "Affiliated Loans" shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower.

      "Affiliated Manager" shall have the meaning set forth in Section 7.1 hereof.

      "ALTA" shall mean American Land Title Association, or any successor thereto.

      "Alteration Threshold" means $500,000.00.

      "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for the Property approved by Lender in accordance with
Section 5.11(a)(iv) hereof for the applicable calendar year or other period.

      "Assignment of Management Agreement" shall mean that certain Assignment and Subordination of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

      "Business Day" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the
Note is payable (excluding Saturdays and Sundays).

      "Cash Management Account" shall have the meaning set forth in Section 10.1(a) hereof.

      "Casualty" shall have the meaning set forth in Section 8.2.

      "Certified Coverage" shall mean the scope of coverage afforded by and described in TRIA.

      "Charter" shall mean that certain Amended and Restated Certificate of Incorporation of Borrower.

      "Closing Date" shall mean the date of the funding of the Loan.


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      "Control" shall have the meaning set forth in Section 7.1 hereof.

      "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

      "Condemnation Proceeds" shall have the meaning set forth in Section 8.4(b)

      "Creditors Rights Laws" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

      "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

      "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

      "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

      "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate.

      "Disclosure Document" shall have the meaning set forth in Section 13.4 hereof.

      "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

      "Eligible Institution" shall mean Bank of America, N.A. or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch and S&P and "Aa2" by Moody's).

      "Embargoed Person" shall mean any person identified by OFAC or any other Person with whom a Person resident in the United States of America may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States of America.

      "Environmental Law" shall have the meaning set forth in Section 12.5 hereof.

      "Environmental Liens" shall have the meaning set forth in Section 12.5 hereof.

      "Environmental Report" shall have the meaning set forth in Section 12.5 hereof.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

      "Event of Default" shall have the meaning set forth in Section 11.1 hereof.

      "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

      "Exchange Act Filing" shall have the meaning set forth in Section 5.11(c) hereof.

      "Fitch" shall mean Fitch, Inc.

      "FSP LLC" shall mean FSP 50 South Tenth Street LLC, a Delaware limited liability company.

      "FSP Transferee" shall mean an entity wholly owned and controlled by Franklin Street Properties Corp.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

      "Governmental Authority" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

      "Hazardous Materials" shall have the meaning set forth in Section 12.5 hereof.

      "Improvements" shall have the meaning set forth in the granting clause of the Mortgage.

      "Indemnified Parties" shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and
(h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.

      "Insurance Premiums" shall have the meaning set forth in Section 8.1(b) hereof.

      "Insurance Proceeds" shall have the meaning set forth in Section 8.4(b) hereof.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      "Investor" shall have the meaning set forth in Section 13.3 hereof.

      "Issuer Group" shall have the meaning set forth in Section 13.6(b) hereof.

      "Issuer Person" shall have the meaning set forth in Section 13.6(b) hereof.

      "Lease" shall have the meaning set forth in the Mortgage.

      "Legal Requirements" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

      "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

      "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

      "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Management Agreement, the Lockbox Agreement, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.


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

      "Lockbox" shall mean the post office address maintained by Lockbox Bank on behalf of Borrower and Lender pursuant to the terms of the Lockbox Agreement and to which Borrower shall direct all Rents and other income from the Property be sent pursuant to the Tenant Direction Letters.

      "Lockbox Account" shall have the meaning set forth in Section 10.1(a) hereof.

      "Lockbox Agreement" shall mean that certain Three Party Agreement Relating to Lockbox Services by and among Borrower, Lender and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to the operation and maintenance of, and application of funds in, the Lockbox Account.

      "Lockbox Bank" shall mean Bank of America, N.A., or any successor Eligible Institution approved or appointed by Lender acting as Lockbox Bank under the Lockbox Agreement.

      "Lockout Period" shall mean the period commencing on the date hereof and ending on January 1, 2008.

      "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

      "Major Lease" shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either (A) accounts for ten percent (10%) or more of the Property's aggregate Net Operating Income, or (B) demises 45,000 square feet or more of the Property's gross leasable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, (iii) the Master Lease and (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i), (ii) or (iii) above.

      "Management Agreement" shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

      "Manager" shall mean Ryan Companies US, Inc., a Minnesota corporation or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.

      "Master Lease" shall mean that certain Amended and Restated Master Lease Agreement dated as of November 9, 2006 between Borrower, as landlord, and FSP LLC, as tenant.

      "Maturity Date" shall mean January 1, 2012.


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

      "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

      "Monthly Payment Amount" shall mean the monthly payment of interest and principal due on each Scheduled Payment Date as set forth in Section 2.2(b) hereof.

      "Moody's" shall mean Moody's Investor Services, Inc.

      "Mortgage" shall mean that certain first priority mortgage/deed of trust/deed to secure debt and security agreement dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Net Proceeds" shall have the meaning set forth in Section 8.4(b) hereof.

      "Net Proceeds Deficiency" shall have the meaning set forth in Section 8.4(b)(vi) hereof.

      "Non-Certified Coverage" shall mean Terrorism Coverage, which such coverage (i) is not limited by TRIA or such other applicable laws, rules, or regulations, and (ii) shall cover both foreign or domestic Acts of Terror.

      "Note" shall mean that certain promissory note of even date herewith in the principal amount of $76,200,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Note Rate" shall mean an interest rate equal to 5.287% per annum.

      "OFAC" shall have the meaning set forth in Section 4.38 hereof.

      "Offering Document Date" shall have the meaning set forth in Section 5.11(c)(i)(D) hereof.

      "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

      "Participations" shall have the meaning set forth in Section 13.1 hereof.

      "Patriot Act" shall have the meaning set forth in Section 4.38 hereof.

      "Permitted Encumbrances" shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and
(d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

"Permitted Investments" shall mean to the extent available from Lender or Lender's servicer for deposits in the Reserve Accounts and the Lockbox Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

      o Cash on hand, and time or demand deposits with, or withdrawable accounts in, financial institutions.
      o     Certificates of deposit with maturities of one year or less.
      o Government securities, in addition to Treasury obligations, include securities issued by (1):
            o     Federal Housing Administration (FHA),
            o     Federal National Mortgage Association (FNMA),
            o     Federal Home Loan Bank,
            o     Federal Land Bank,
            o     Federal Intermediate Credit Bank,
            o     Banks for Cooperatives and
            o     Public Housing Administration.

Government securities also include certain guarantee agreements issued by the Commodity Credit Corporation, guaranty agreements of the Small Business Administration, certain participation certificates issued by the General Services Administration, and obligations of the U.S. Postal Service.

      Notwithstanding the foregoing, Lender shall hold any funds deposited with Lender in escrow in a business savings account which shall bear interest at a business savings account rate (or if such rate is then currently unavailable, at a similar rate determined by Lender).

      "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "Personal Property" shall have the meaning set forth in the granting clause of the Mortgage.

      "Physical Conditions Report" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.

      "Policies" shall have the meaning set forth in Section 8.1(b) hereof.

      "Prepayment Calculation Date" shall have the meaning set forth in Section
2.4 hereof.

      "Prepayment Date" shall have the meaning set forth in Section 2.4 hereof.

      "Prohibited Transfer" shall have the meaning set forth in Section 7.2 hereof.

      "Property" shall mean the parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the "Property".

      "Provided Information" shall have the meaning set forth in Section 13.4(a) hereof.

      "Qualified Manager" shall mean Manager or a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least ten (10) first class office buildings totaling at least 5,000,000 square feet of gross leasable area, exclusive of the Property, and (b) approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (i) written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and
(ii) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion if one was delivered in connection with the closing of the Loan.

      "Rating Agencies" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender and which rate (or are anticipated to rate) the Securities.

      "REA" shall mean any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof.

      "Release" shall have the meaning set forth in Section 12.5 hereof.

      "REMIC Trust" shall mean a "real estate mortgage investment conduit" (within the meaning of Section 860D, or applicable successor provisions, of the Code) that holds the Note.

      "Rent Roll" shall have the meaning set forth in Section 4.24 hereof.

      "Rents" shall have the meaning set forth in the Mortgage.

      "Reserve Accounts" shall mean the Tax and Insurance Reserve Account, or any other escrow account established by the Loan Documents.

      "Reserve Funds" shall mean the Tax and Insurance Reserve Funds, or any other escrow funds established by the Loan Documents.

      "Restoration" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

      "Restoration Consultant" shall have the meaning set forth in Section 8.4(b)(iii) hereof.

      "Restoration Retainage" shall have the meaning set forth in Section 8.4(b)(iv) hereof.

      "Restricted Party" shall have the meaning set forth in Section 7.1 hereof.

      "Sale or Pledge" shall have the meaning set forth in Section 7.1 hereof.

      "Scheduled Payment Date" shall have the meaning set forth in Section 2.2(b) hereof.

      "Securities" shall have the meaning set forth in Section 13.1 hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Liabilities" shall have the meaning set forth in Section 13.5(b) hereof.

      "Securitization" shall have the meaning set forth in Section 13.1 hereof

      "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "State" shall mean the state or states in which the Property or any part thereof is located.

      "Tax and Insurance Reserve Funds" shall have the meaning set forth in
Section 9.6 hereof.

      "Tax and Insurance Reserve Account" shall have the meaning set forth in
Section 9.6 hereof.

      "Taxes" shall mean all real estate and personal property taxes and assessments, now or hereafter levied or assessed or imposed against the Property or part thereof.

      "Tenant" shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.

      "Tenant Direction Letter" shall have the meaning set forth in Section 10.2(a)(i) hereof.

      "Termination Fee Deposit" shall have the meaning set forth in Section 5.13(e).

      "Title Insurance Policy" shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

      "Transferee" shall have the meaning set forth in Section 7.5 hereof.

      "TRIA" shall mean the Terrorism Risk Insurance Act of 2002, as the same may be extended from time to time.

      "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

      "Underwriter Group" shall have the meaning set forth in Section 13.5(b) hereof.

      "Yield Maintenance" shall have the meaning set forth in Section 2.4 hereof.

      "Yield Rate" shall have the meaning set forth in Section 2.4 hereof.

      Section 1.2. Principles of Construction.

      All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                   ARTICLE 2
                                  GENERAL TERMS

      Section 2.1. Loan Commitment; Disbursement to Borrower

      (a) Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

      (b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be re-borrowed.

      (c) The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

      (d) Borrower shall use the proceeds of the Loan to (i) pay certain costs in connection with the financing of the Property, (ii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iii) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (iv) fund any working capital requirements of the Property, and (v) together with the proceeds from the sale of preferred stock in the Borrower from the Private Offering (as defined in the Charter), to repay that certain loan in the original principal amount of $127,000,000.00 from Franklin Street Properties Corp. to Borrower.

      Section 2.2. Loan Payments

      (a) The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

      (b) Borrower hereby agrees to pay sums due under the Note as follows: An initial payment of $123,099.02 is due on the Closing Date for interest from the Closing Date through and including December 31, 2006. Thereafter, except as may be adjusted in accordance with the last sentence of Section 2.2(c), consecutive monthly installments of interest shall be payable pursuant to the terms of
Section 2.2(d) (the "Monthly Payment Amount") on the first (1st) day of each month beginning on February 1, 2007 (each a "Scheduled Payment Date") until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date.

      (c) [intentionally omitted].

      (d) Each payment by Borrower hereunder or under the Note shall be payable at P.O. Box 65585, Charlotte, North Carolina 28265-0585, or by wire transfer to Bank of America, N.A., ABA #026-009-593, Account #4782779943 for credit to CMSG, Loan #3404536, or at such other place as the Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

      (e) Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Note Rate, and the balance toward the reduction of the principal amount of the Note. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

      (f) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

      Section 2.3. Late Payment Charge

        If any principal or interest payment is not paid by Borrower on or before the date the same is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

      Section 2.4. Prepayment

      Except as otherwise expressly permitted by this Article 2.4, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under this Note can be made by Borrower or any other Person without the express written consent of Lender.

            (a) Lockout Period; Voluntary Prepayment. Borrower shall have no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan, or any other amount under this Note or the other Loan Documents, at any time during the Lockout Period. At any time following the expiration of the Lockout Period, the principal balance of this Note may be voluntarily prepaid in whole, but not in part, upon the satisfaction of the following conditions:

                  (i) no Event of Default shall exist under any of the Loan
            Documents;

                  (ii) not less than thirty (30) (but not more than ninety (90))
            days prior written notice shall be given to Lender specifying a date on which the prepayment shall occur, such date being a Scheduled Payment Date (the "Prepayment Date");

                  (iii) Borrower has paid to Lender all accrued and unpaid
            interest on the Loan through and including the Prepayment Date together with all other sums due under this Note and the other Loan Documents; and

                  (iv) Borrower has paid to Lender a prepayment premium in an amount equal to Yield Maintenance (as defined and calculated in accordance with Section 2.4(c) below).

            (b) Involuntary Prepayment. In the event of any involuntary prepayment of the Loan or any other amount under this Note, whether in whole or in part, in connection with or following Lender's acceleration of this Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under this Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment Date), pay to Lender a prepayment premium in an amount equal to Yield Maintenance together with, if such involuntary prepayment occurs during the Lockout Period, an amount equal to one percent (1%) of the portion of the Loan being prepaid.

            (c) As used herein, "Yield Maintenance" means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the Loan being prepaid, and (ii)
            the product obtained by multiplying:

                  (A) the portion of the Loan being prepaid, times;

                  (B) the difference obtained by subtracting (I) the Yield Rate from (II) the Note Rate, times;

                  (C) the present value factor calculated using the following formula:

                      1-(1+r)^-n
                      ----------
                          r

                      r =    Yield Rate
                      n =    the number of years and any fraction thereof,
remaining between the date the prepayment is made and the Maturity Date.

            As used herein, "Yield Rate" means the corresponding yield rate for the period between the date of prepayment and the Maturity Date on a U.S. Treasury Security, as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for such U.S. Treasury Security, then the "Yield Rate" shall mean the yield rate for the nearest equivalent U.S. Treasury Security (as selected at Lender's sole and absolute discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield Rate in The Wall Street Journal is discontinued, Lender shall determine such Yield Rate from another source selected by Lender in Lender's sole and absolute discretion. The "Prepayment Calculation Date" shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

            (d) Insurance Proceeds and Awards; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Awards pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

            (e) Open Prepayment Period. At any time commencing on the Scheduled Payment Date which is six (6) months prior to the Maturity Date and ending on the Business Day that immediately precedes the Maturity Date, upon giving Lender at least thirty (30) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without payment of Yield Maintenance or other premium) this Note in whole (but not in part) on a Scheduled Payment Date. Lender shall accept a prepayment pursuant to this Section 2.4(e) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of this Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on this Note if such prepayment occurred on the next Scheduled Payment Date.

            (f) Limitation on Partial Prepayments. In no event shall Lender have any obligation to accept a partial prepayment.

      Section 2.5. Payments after Default

      Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan,
(a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property in accordance with the terms of the Article 10 hereof, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

      Section 2.6. Usury Savings

      This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

      The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date.

      Section 3.1. Representations and Warranties; Compliance with Conditions

      The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing nor will any Default or Event of Default occur immediately following the Closing Date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

      Section 3.2. Delivery of Loan Documents; Title Insurance; Reports; Leases

      (a) Mortgage, Loan Agreement and Note. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Mortgage and evidence that counterparts of the Mortgage and Uniform Commercial Code financing statements have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the this Agreement, the Note and Assignment of Management Agreement and all other Loan Documents.

      (b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a Old Republic National Title Insurance Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

      (c) Survey. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by C.E. Coulter & Associates, Inc. in accordance with the 2005 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in subsection (b) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

      (d) Insurance. Lender shall have received copies of the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

      (e) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

      (f) Zoning/Building Code. Lender shall have received evidence of compliance with zoning and building ordinances and codes, including, without limitation, required certificates of occupancy, reasonably acceptable to Lender.

      (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

      (h) Lien Searches. Borrower shall have delivered to Lender certified search results pertaining to the Borrower and such other Persons as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings.

      Section 3.3. Related Documents

      Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender's written request, Lender shall have received and approved certified copies thereof.

      Section 3.4. Organizational Documents

      On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower, which must be acceptable to Lender in its sole discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of the Borrower, as Lender may request in its sole discretion, including, without limitation, good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

      Section 3.5. Opinions of Borrower's Counsel

      Lender shall have received opinions of Borrower's counsel with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

      Section 3.6. Annual Budget

      Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current fiscal year, a copy of which is attached as Exhibit A hereto.

      Section 3.7. Taxes and Other Charges

      Borrower shall have paid all Taxes and Other Charges (including any in arrears) relating to the Property, which amounts may be funded with proceeds of the Loan.

      Section 3.8. Completion of Proceedings

      All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

      Section 3.9. Payments

      All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

      Section 3.10. Transaction Costs

      Except as otherwise expressly provided herein, Borrower shall have paid or reimbursed Lender for all out of pocket expenses in connection with the underwriting, negotiation, Securitization and closing of the Loan, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer's reports, appraisals and surveys; underwriting and origination expenses; Securitization expenses; and all actual, reasonable legal fees and expenses charged by counsel to Lender.

      Section 3.11. No Material Adverse Change

      There shall have been no material adverse change in the financial condition or business condition of the Property, Borrower, Manager or any other person or party contributing to the operating income and operations of the Property since the date of the most recent financial statements and/or other information delivered to Lender. The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Affiliated Manager shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

      Section 3.12. Leases and Rent Roll

      Lender shall have received copies of all Leases affecting the Property, which shall be satisfactory in form and substance to Lender. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

      Section 3.13. Tenant Estoppels

      Borrower has delivered satisfactory tenant estoppels.

      Section 3.14. [Intentionally omitted]

      Section 3.15. [Intentionally omitted]

      Section 3.16. Tax Lot

      Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender. Issuance of the Title Insurance Policy with the tax lot endorsement will satisfy this condition.

      Section 3.17. Physical Conditions Report

      Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

      Section 3.18. Management Agreement

      Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be satisfactory in form and substance to Lender.

      Section 3.19. Appraisal

      Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

      Section 3.20. Financial Statements

      Lender has received the financial statements required for closing.

      Section 3.21. Intentionally omitted

      Section 3.22. Further Documents

      Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Lender as of the Closing Date that:

      Section 4.1. Organization

      Borrower (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own the Property and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property and the businesses and operations relating thereto, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property, and (d) in the case of Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower represents and warrants that the chart attached hereto as Exhibit B sets forth an accurate listing of the owners of the common equity interests in Borrower.

      Section 4.2. Status of Borrower

      Borrower's exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the State of Delaware. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement.

      Section 4.3. Validity of Documents

      Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      Section 4.4. No Conflicts

      The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

      Section 4.5. Litigation

      There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's knowledge, threatened against or affecting Borrower or the Property, which actions, suits or proceedings, if determined against Borrower or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property.

      Section 4.6. Agreements

      Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

      Section 4.7. Solvency

      Borrower has (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower or Affiliated Manager in the last ten (10) years, and neither nor Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or any Affiliated Manager.

      Section 4.8. Full and Accurate Disclosure

      No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

      Section 4.9. No Plan Assets

      Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(42) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

      Section 4.10. Not a Foreign Person

      Borrower is not a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Internal Revenue Code of 1986), and if requested by Lender, Borrower will so certify (or in the case of a disregarded entity, its owner will certify) to Lender or a person designated by Lender under penalties of perjury to the accuracy of this representation, and will provide in such certification such additional information as Lender may reasonably request.

      Section 4.11. Enforceability

      The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document.

      Section 4.12. Business Purposes

      The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

      Section 4.13. Compliance

      Except as expressly disclosed by Borrower to Lender in writing in connection with the closing of the Loan, Borrower and the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

      Section 4.14. Financial Information

      All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower and/or the Property, to the extent created by or for Borrower, (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

      Section 4.15. Condemnation

      No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

      Section 4.16. Utilities and Public Access; Parking

      The Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for full utilization of the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the

Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

      Section 4.17. Separate Lots

      The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

      Section 4.18. Assessments

      To Borrower's knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments. Lender acknowledges that Borrower has notified Lender that the municipality may initiate an assessment with respect to sidewalk repairs. Borrower has not received any written notice from the municipality with respect to any such assessment and has no knowledge of the likelihood, timing or magnitude of any such assessment.

      Section 4.19. Insurance

      Borrower has obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

      Section 4.20. Use of Property

      The Property is used exclusively for office and retail purposes and other appurtenant and related uses.

      Section 4.21. Certificate of Occupancy; Licenses

      All certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain (or cause to be kept and maintained) all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with the final certificate of occupancy (or compliance, if applicable) and any permits or licenses issued for the Property.

      Section 4.22. Flood Zone

      None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(i).

      Section 4.23. Physical Condition

      Except as set forth in the Physical Conditions Report, to Borrower's knowledge after due inquiry, the Property, including, without limitation, all buildings, improvements, parking facilities, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. Except as set forth in the Physical Conditions Report, to Borrower's knowledge after due inquiry, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

      Section 4.24. Boundaries

      Except as set forth in the survey described in Section 3.2(c), (a) none of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property.

      Section 4.25. Leases and Rent Roll

      Borrower has delivered to Lender a true, correct and complete rent roll for the Property (a "Rent Roll") which includes all Leases affecting the Property (including schedules for all executed Leases for Tenants not yet in occupancy or under which the rent commencement date has not occurred). Except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender) and estoppel certificates delivered to Lender on or prior to the Closing Date: (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease; (g) to Borrower's knowledge there is no present material default by the Tenant under any Lease; (h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord's interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease; (l) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof; (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Tenants thereunder; and (n) to Borrower's knowledge no conditions exist which now give any Tenant or party the right to "go dark" pursuant to the provision of its Lease and/or the REA.

      Section 4.26. Filing and Recording Taxes

      All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

      Section 4.27. Management Agreement

      The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees under the Management Agreement are accrued and unpaid.

      Section 4.28. Illegal Activity

      No portion of the Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

      Section 4.29. Construction Expenses

      All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. To Borrower's knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

      Section 4.30. Personal Property

      Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

      Section 4.31. Taxes

      Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

      Section 4.32. Permitted Encumbrances

      None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower's ability to pay its obligations in a timely manner.

      Section 4.33. Federal Reserve Regulations

      Borrower will use the proceeds of the Loan for the purposes set forth in
Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

      Section 4.34. Investment Company Act

      Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

      Section 4.35. Reciprocal Easement Agreements

      (a) Neither Borrower, nor any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of the REA, and the REA remains unmodified and in full force and effect;

      (b) All easements granted pursuant to the REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

      (c) All sums due and owing by Borrower to the other parties to the REA (or by the other parties to the REA to the Borrower) pursuant to the terms of the REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing;

      (d) The terms, conditions, covenants, uses and restrictions contained in the REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

      (e) The terms, conditions, covenants, uses and restrictions contained in each Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in the REA, any other Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.

      Section 4.36. No Change in Facts or Circumstances; Disclosure

      All information, to the extent created by or for Borrower, submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents, to the extent created by or for Borrower, submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

      Section 4.37. Intellectual Property

      All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower's actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

      Section 4.38. Survey

      The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.2(c) hereof, and to the knowledge of Borrower does not fail to reflect any material matter affecting the Property or the title thereto.

      Section 4.39. Compliance with Anti-Terrorism Laws

      None of Borrower nor any Person who Controls Borrower currently is identified by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") or otherwise qualifies as a Embargoed Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns a direct or indirect equity interest in Borrower is an Embargoed Person or is Controlled by an Embargoed Person. Borrower is not in violation of any applicable law relating to anti-money laundering or anti-terrorism, including, without limitation, those related to transacting business with Embargoed Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations (collectively, as the same may be amended from time to time, the "Patriot Act"). To the best of Borrower's knowledge, no tenant at the Property is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or Controlled by an Embargoed Person. Borrower has determined that Manager has implemented procedures approved by Borrower to ensure that no tenant at the Property is currently identified by OFAC or otherwise qualifies as an Embargoed Person, or is owned or Controlled by an Embargoed Person.

      Section 4.40. Patriot Act

      Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the list maintained by OFAC and accessible through the OFAC website) that prohibits or limits any lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by any lender at any time to enable any lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, the Patriot Act. In addition, Borrower hereby agrees to provide to Lender any additional information that Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities. Notwithstanding anything to the contrary contained in this
Section 4.40, in no event shall Borrower be required to disclose any confidential information regarding the holders of its preferred stock, except as required for legal or regulatory compliance, provided that, if requested by Lender, Borrower delivers to Lender a certification that none of the holders of preferred stock is identified by OFAC or otherwise qualifies as a Embargoed Person

      Section 4.41. Survival

      Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                   ARTICLE 5
                               BORROWER COVENANTS

      From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

      Section 5.1. Existence; Compliance with Legal Requirements

      (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of the Property.

      (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

      Section 5.2. Maintenance and Use of Property

      Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement of the Personal Property) without the prior written consent of Lender. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

      Section 5.3. Waste

      Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

      Section 5.4. Taxes and Other Charges

      (a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.

      (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

      Section 5.5. Litigation

      Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

      Section 5.6. Access to Property

      Subject to the rights of Tenants under Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

      Section 5.7. Notice of Default

      Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower or the Property or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

      Section 5.8. Cooperate in Legal Proceedings

      Borrower shall at Borrower's expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

      Section 5.9. Performance by Borrower

      Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

      Section 5.10. Awards; Insurance Proceeds

      Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

      Section 5.11. Financial Reporting

      (a) Borrower shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:

            (i) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual certified rent rolls signed and dated by Borrower, detailing the names of all Tenants (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each Lease (including annual store sales required to be reported by Tenant under any Lease), and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

            (ii) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual operating statements of the Property, prepared and certified by Borrower in the form required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within thirty (30) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

            (iii) quarterly and annual balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position of Borrower in the form required by Lender (with the annual financial statements prepared and audited by an Acceptable Accountant), within forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable, as the case may be. For this purpose, Lender acknowledges that in the event that Borrower becomes a public reporting company pursuant to the Exchange Act, delivery of copies of Borrower's unaudited 10-Q and audited 10-K statements shall satisfy the delivery requirements of this Section 5.11(a)(iii).

      (b) Upon request from Lender, Borrower shall promptly furnish to Lender:

            (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly;

            (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

            (iii) a report of all letters of credit provided by any Tenant in connection with any Lease of any part of the Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

      (c) Borrower shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records

      (d) [Intentionally Deleted]

      (e) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member, chief executive officer or chief operating officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

      Section 5.12. Estoppel Statement

      (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth
(i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

      (b) Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

      Section 5.13. Leasing Matters.

      (a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a "Renewal Lease")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm's-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Mortgage and the Tenant thereunder agrees to attorn to

Lender, (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the Property, (vi) has a base term of less than fifteen (15) years including options to renew, (vii) has no rent credits, free rents or concessions granted in excess of twelve (12) months thereunder, and (viii) is written on the standard form of lease approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this Section.

      (b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of material default which Borrower shall send or receive; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender

      (c) Borrower may, without the prior written consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender, at Borrower's expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this subsection.

      (d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease, provided that this section shall not limit the automatic expiration of the Master Lease as so provided for therein.

      (e) Borrower shall deposit in escrow with Lender any sum or termination fee payable (whether by election or in connection with a bankruptcy of a Tenant) to Borrower in connection with any early termination of a Major Lease of space at the Property (the "Termination Fee Deposit") on the date of Borrower's receipt thereof. Provided no Event of Default exists, Lender shall disburse such deposited funds to pay for the costs of tenant improvements and leasing commissions incurred in connection with the releasing of any such space ("Vacated Space"), upon request by Borrower and delivery to Lender of invoices and such supporting documentation as Lender may reasonably request, including, without limitation, evidence that the work has been completed in a manner satisfactory to the applicable tenant. Upon completion of any payment for any tenant improvements and leasing commission in connection with the releasing of any Vacated Space, and provided that such Vacated Space is leased in accordance with the terms of this Agreement and for a base term expiring not less two (2) years after the Maturity Date, Lender shall disburse to Borrower any remaining sums from the Termination Fee Deposit with respect to such Vacated Space.

      (f) Notwithstanding anything to the contrary contained herein, to the extent Lender's prior approval and/or consent is required for any leasing matters set forth in this Section 5.13, Lender shall have twenty (20) days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language:
"LENDER'S RESPONSE IS REQUIRED WITHIN TWENTY (20) DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY". In the event that Lender fails to approve or disapprove the leasing matter in question within such time (which such disapproval (if applicable) shall set forth the reasons for the same), Lender's approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease comparables and other market information as reasonably required by Lender.

      Section 5.14. Property Management

      (a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

      (b) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing with respect to which Lender has elected to accelerate the Loan, and Lender determines that a Manager Termination Event (defined below) exists; or (iii) a default has occurred and is continuing under the Management Agreement, Borrower shall, at the request of Lender, terminate the Management Agreement upon thirty

(30) days prior notice to Manager and replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates. "Manager Termination Event" shall mean a determination by Lender, made in the exercise of Lender's reasonable good faith discretion, that replacing Manager with a replacement manager is likely to result in a positive affect on the value of the Property. If Lender fails to determine that a Manager Termination Event exists, then Lender (together with any successor or any purchaser at foreclosure) shall be deemed to waive any right to terminate the Management Agreement as a result of an Event of Default.

      (c) In addition to the foregoing, in the event that Lender, in Lender's reasonable discretion, at any time prior to the termination of the Assignment of Management Agreement, determines that the Property is not being managed in accordance with generally accepted management practices for projects similarly situated, Lender may deliver written notice thereof to Borrower and Manager, which notice shall specify with particularity the grounds for Lender's determination. If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower or Manager within thirty (30) days from the date of such notice or that Borrower or Manager have failed to diligently undertake correcting such conditions within such thirty (30) day period, Lender may direct Borrower to terminate the Management Agreement and to replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

      (d) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

      Section 5.15. Liens

      Subject to Borrower's right to contest same pursuant to the terms of the Mortgage, Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.

      Section 5.16. Debt Cancellation

      Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

      Section 5.17. Zoning

      Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

      Section 5.18. ERISA

      (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

      (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                  (A) Equity interests in Borrower are publicly offered
            securities, within the meaning of 29 C.F.R.ss.2510.3-101(b)(2);

                  (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

                  (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29
            C.F.R.ss.2510.3-101(c) or (e).

      Section 5.19. No Joint Assessment

      Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

      Section 5.20. Reciprocal Easement Agreements

      Borrower shall not enter into, terminate or modify any material terms or conditions contained in any REA without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

      Section 5.21. Alterations

      (a) Lender's prior approval shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease, (a) that may have a material adverse effect on the Property, (b) that are structural in nature or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash,
(ii) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

      (b) Notwithstanding anything to the contrary contained herein, to the extent Lender's prior approval and/or consent is required pursuant to Section 5.21(a) above, Lender shall have forty-five (45) days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FORTY-FIVE (45) DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY". In the event that Lender fails to approve or disapprove the alteration in question within such time (which such disapproval (if applicable) shall set forth the reasons for the same), Lender's approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender.

                                   ARTICLE 6
                                ENTITY COVENANTS

      Section 6.1. Single Purpose Entity/Separateness

      Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

      (a) Borrower has not and will not:

            (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

            (ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

            (iii) except with respect to a Permitted Transfer (as described in Section 7.3 below), merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

            (iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

            (v) except with respect to FSP LLC, own any subsidiary, or make any investment in, any Person;

            (vi) commingle its assets with the assets of any other Person, or permit any Affiliate or constituent party independent access to its bank accounts

            (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note;

            (viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity and that it maintains separate books and records;

            (ix) other than the Asset Management Agreement and in connection with the Private Offering (as defined in the Charter), enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

            (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

            (xii) make any loans or advances to any Person;

            (xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

            (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

            (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (xvi) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

            (xvii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds;

            (xviii) except with respect to a Permitted Transfer (as described in Section 7.3 below), acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

            (xix) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan, if required in connection with a Securitization; or

            (xx) fail to maintain a sufficient number of employees in light of its contemplated business operations.

      (b) Borrower shall cause FSP LLC to at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii) - (vi) and
(viii) - (xviii), to the extent applicable to FSP LLC, as if such representation, warranty or covenant was made directly by FSP LLC; (ii) will not engage in any business or activity other than as landlord under the Master Lease and activities ancillary thereto; (iii) will not acquire or own any assets other than its interest in the Master Lease; and (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation).

      Section 6.2. Change of Name, Identity or Structure

      Except with respect to a Permitted Transfer (as described in Section 7.3 below), Borrower shall not change or permit to be changed (a) Borrower's name,
(b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, except with respect to a Permitted Transfer (as described in Section 7.3 below), Borrower shall not change or permit to be changed any organizational documents of Borrower if such change would adversely impact the covenants set forth in Section 6.1 and Section
6.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

      Section 6.3. Business and Operations

      Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

                                   ARTICLE 7
                             NO SALE OR ENCUMBRANCE

      Section 7.1. Transfer Definitions

      For purposes of this Article 7 an "Affiliated Manager" shall mean any managing agent in which Borrower or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; "Control" shall mean the power to direct the management and policies of a Restricted Party (excluding any transfer of interests in Franklin Street Properties Corp., so long as such entity is publicly traded on a nationally recognized exchange), directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; "Restricted Party" shall mean Borrower, any Affiliated Manager, or any holder of common stock, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, any Affiliated Manager or any non-member manager; and a "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest. Notwithstanding anything to the contrary contained in this Section 7.1, in no event shall the term "Restricted Party" be deemed to include holders of preferred stock in Borrower.

      Section 7.2. No Sale/Encumbrance

      (a) Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a "Prohibited Transfer"), other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

      (b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) subject to Section 5.13, an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.

      Section 7.3. Permitted Transfers

      Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer: (I)(a) the transfer of preferred stock in Borrower by devise or descent or by operation of law upon the death of a holder of preferred stock in Borrower; (b) transfers of preferred stock in Borrower for estate planning purposes to the spouse or any lineal descendant of a holder of preferred stock in Borrower, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant; (c)
(i) prior to completion of the Private Offering (as defined in the Charter), the transfer of preferred stock in Borrower pursuant to the Charter, provided that
(x) no holder of preferred stock in Borrower shall beneficially or constructively acquire more than 9.8% of such preferred stock in Borrower and
(y) Borrower shall deliver prompt subsequent notice of such transfer to Lender, and (ii) subsequent to the completion of the Private Offering, the transfer of preferred stock in Borrower pursuant to the Charter provided that (x) the consent of the holder(s) of the common stock in Borrower shall not be required for such transfer and (y) Borrower shall deliver prompt subsequent notice of such transfer to Lender; and (d) the transfer of George J. Carter's fractional share of common stock in Borrower to Franklin Street Properties Corp; provided that at all times, (1) all holders of the preferred stock in Borrower are Accredited Investors to the extent required pursuant to Regulation D of the Securities Act, and (2) the common stock in Borrower is owned, directly or indirectly, and Controlled by Franklin Street Properties Corp. and/or George Carter.

      (II) a transfer of the Property in its entirety to, and the related assumption of the Loan by an FSP Transferee, provided that each of the following terms and conditions are satisfied:

      (a) no Default or Event of Default has occurred;

      (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $10,000;

      (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

      (d) Borrower and FSP Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

      (e) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in FSP Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

      (f) FSP Transferee shall have furnished to Lender, if FSP Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing FSP Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of FSP Transferee and of the entities, if any, which are partners or members of FSP Transferee. FSP Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

      (g) FSP Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

      (h) FSP Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that FSP Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against FSP Transferee in accordance with their terms, (C) that FSP Transferee and any entity which is a controlling stockholder, member or general partner of FSP Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request; and

      (i) FSP Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies, if required based on the ownership structure of Transferee.

      (III) the merger of an FSP Transferee with and into Borrower, provided that each of the following terms and conditions are satisfied:

      (a) no Default or Event of Default has occurred;

      (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed FSP Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $10,000;

      (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

      (d) Borrower, without any cost to Lender, shall execute any additional documents reasonably requested by Lender;

      (e) Borrower shall have furnished to Lender all appropriate papers evidencing the merger of FSP Transferee with and into Borrower; and

      (f) Borrower shall shall furnish an opinion of counsel satisfactory to Lender and its counsel with respect to such other matters as Lender may reasonably request.

A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, an FSP Transferee pursuant to this Section 7.3 shall not be construed to be a waiver of the right of Lender to consent to any subsequent Sale or Pledge of the Property. Upon the transfer of the Property pursuant to this Section 7.5, Borrower shall be relieved of all liability under the Loan Documents for acts, events, conditions, or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer. Notwithstanding anything to the contrary contained in this Section 7.3, in no event shall Borrower be required to disclose any confidential information regarding the holders of its preferred stock, subject to legal and/or regulatory compliance and provided that, if requested by Lender, Borrower delivers to Lender a certification that none of the holders of preferred stock is identified by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") or otherwise qualifies as a Embargoed Person.

      Section 7.4. Lender's Rights

      Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents to reflect the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one half of one percent (0.50%) of the outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents,
(e) a Qualified Manager for the Property and a new management agreement, if applicable, satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its reasonable discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender's consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. In the event an opinion letter pertaining to substantive consolidation was delivered to Lender and the Rating Agencies in connection with the Securitization of the Loan, and if any Sale or Pledge permitted under this
Article 7 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in a Restricted Party, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised opinion letter pertaining to substantive consolidation to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

      Section 7.5. Assumption

      Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months from the Closing Date, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a "Transferee") provided that each of the following terms and conditions are satisfied:

      (a) no Default or Event of Default has occurred;

      (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $10,000. Unless the Transferee is an FSP Transferee, Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

      (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) unless the Transferee is an FSP Transferee, a non-refundable assumption fee in an amount equal to one half of one percent (0.50%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

      (d) Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

      (e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

      (f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

      (g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

      (h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

      (i) Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

      (j) if required by Lender and only if the Transferee is not an FSP Transferee, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

      (k) Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and

      (l) Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies, if required based on the ownership structure of Transferee.

A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this
Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent Sale or Pledge of the Property. Upon the transfer of the Property pursuant to this Section 7.5, Borrower shall be relieved of all liability under the Loan Documents for acts, events, conditions, or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer. Notwithstanding anything to the contrary contained in this Section 7.5, in no event shall Lender be obligated to give its consent to an Assumption prior to a Securitization in the event Lender shall have determined that the consideration to be paid by the applicable Transferee in connection with such Assumption is less than the appraised value of the Property as such appraised value was determined by Lender in connection with the closing of the Loan.

                                   ARTICLE 8
                 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

      Section 8.1. Insurance

      (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

            (i) comprehensive "special causes of loss" form of insurance (or its equivalent) on the Improvements and the Personal Property (A) in an amount equal to not less than one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings); (B) written on a replacement cost basis and containing either an agreed amount endorsement with respect to the Improvements and Personal Property or a waiver of all co-insurance provisions; (C) providing for no deductible in excess of $25,000 for all such insurance coverage; (D) at all times insuring against at least those hazards that are commonly insured against under a "special causes of loss" form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and
      (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the special causes of loss form required under this subsection (i);

            (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:
      (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article 12 and
      Article 14 hereof to the extent the same is available;

            (iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration or the expiration of eighteen (18) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

            (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "special causes of loss" insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

            (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

            (vi) comprehensive boiler and machinery insurance, if applicable, in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial property insurance policy required under subsection
      (i) above;

            (vii) excess liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

            (viii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

      The Policies required to be maintained pursuant to clauses (i) through
(viii) above shall not contain exclusions for acts of terrorism or similar acts of sabotage (with respect to either Certified Coverage or Non-Certified Coverage), but may exclude acts of war and nuclear, chemical and biological acts ("Acts of Terror"), or alternatively, Borrower shall have obtained and shall maintain throughout the term of Loan affirmative coverage thereunder insuring against Acts of Terror satisfactory to Lender in all respects and in the amounts and subject to the deductibles described in Sections 8.1(a)(i) and 8.1(a)(iii) above (the "Terrorism Coverage"). Notwithstanding anything to the contrary contained herein, (i) if, after the Closing Date and at the expiration of any applicable Policy, it is no longer customary for Qualified Insurers insuring properties similar to the Property to (1) exclude acts of war and/or nuclear, chemical and/or biological acts, the Borrower shall obtain and maintain Terrorism Coverage without each of such referenced exclusions which are no longer customarily excluded by such Qualified Insurers and (2) exclude Acts of Terror from such Policies, then Borrower shall obtain and maintain said Policies without said exclusion and (ii) in the event that TRIA is no longer in effect, the Terrorism Coverage for acts similar to acts included within the Certified Coverage under TRIA shall be maintained in the amount of full replacement cost and business income as provided in this Section 8.1. In connection with the requirement of the immediately preceding sentence, in no event shall Borrower be required to pay annual premiums in excess of two hundred percent (200%) of the cost of such premiums as of the Closing Date in order to obtain the Terrorism Coverage, but Borrower shall be obligated to purchase such portion of the Terrorism Coverage as is obtainable by payment of an annual premium equal to the two hundred percent (200%) and subject to the deductible contained in Section 8.1(a) above, provided that in making the calculations contemplated in this sentence, the cost of the premiums as of the Closing Date shall be adjusted annually to reflect any increase during the preceding year in the Consumer Price Index.

      (b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A" or better by S&P (and the equivalent from the other Rating Agencies) (or such other ratings promulgated from time to time by S&P and Moody's for properties and transactions similar in type and size to the Property and the Loan). The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver to Lender prior to the Closing Date an Acord 28 or similar certificate of insurance evidencing the coverages and amounts required hereunder and, upon request of Lender as soon as available after the Closing Date, certified copies of all Policies. Not less than ten (10) days prior to the expiration dates of any insurance coverage in place with respect to the Property, Borrower shall deliver to Lender an Acord 28 or similar certificate, accompanied by evidence satisfactory to Lender of payment of the premiums due in connection therewith (the "Insurance Premiums"), and, as soon as available thereafter, certified copies of all renewal Policies.

      (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a).

      (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

      (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

            (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned, provided that this subsection shall not apply to the Policies described in Section 8.1(a)(ii) Section 8.1(a)(vii);

            (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled by the insurer without at least thirty (30) days' (ten (10) days' in the case of non-payment of premium) prior written notice to Lender and any other party named therein as an additional insured;

            (iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

            (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

      (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

      Section 8.2. Casualty

      If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and, if Restoration is commercially feasible, shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

      Section 8.3. Condemnation

      Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority and, if Restoration is commercially feasible, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

      Section 8.4.. Restoration

      The following provisions shall apply in connection with the Restoration of the Property:

      (a) If the Net Proceeds shall be less than five percent (5%) of the outstanding principal balance of the Loan and the costs of completing the Restoration shall be less than five percent (5%) of the outstanding principal balance of the Loan, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

      (b) If the Net Proceeds are equal to or greater than five percent (5%) of the outstanding principal balance of the Loan or the costs of completing the Restoration are equal to or greater than five percent (5%) of the outstanding principal balance of the Loan, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term "Net Proceeds" for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i),
(iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Insurance Proceeds"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Condemnation Proceeds"), whichever the case may be.

            (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                  (A) no Event of Default shall have occurred and be continuing;

                  (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty and the amount of damage does not exceed thirty percent (30%) of the Property's fair market value immediately prior to the occurrence of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and less than fifteen percent (15%) of the aggregate floor area of the Improvements is taken and the taking does not exceed fifteen percent (15%) of the Property's fair market value immediately prior to the occurrence of such taking;

                  (C) Leases covering in the aggregate at least seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, and each Major Lease in effect as of such date shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;

                  (D) Borrower shall commence the Restoration as soon as
            reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                  (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;

                  (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

                  (G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal
            Requirements;

                  (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

                  (I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;

                  (J) Borrower shall deliver, or cause to be delivered, to
            Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

                  (K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.

            (ii) The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this
      Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Business Interruption Proceeds shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents, including the payment of Actual Operating Expenses.

            (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Restoration Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $50,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

            (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "Restoration Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

            (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

            (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

            (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

      (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate. If, pursuant to this Section 8.4, Lender shall receive and retain Net Proceeds, (i) the lien of the Mortgage shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt; and (ii) notwithstanding any other provisions hereof, Borrower shall not be required to repair or restore the portion of the Property affected by such Casualty or Condemnation to the condition or character the Property was in immediately prior to such Casualty or Condemnation so long as no Event of Default exists, but Borrower shall be required to remove all debris with respect to the portion of the Property not required to be restored in a manner that is safe and is not dangerous to health or other property and is in compliance with all applicable laws.

      (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

                                   ARTICLE 9
                                  RESERVE FUNDS

      Section 9.1. Intentionally omitted

      Section 9.2. Intentionally omitted

      Section 9.3. Intentionally omitted

      Section 9.4. Intentionally omitted

      Section 9.5. Intentionally omitted

      Section 9.6. Tax and Insurance Reserve Funds

      Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent sufficient to discharge Borrower's obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the "Tax and Insurance Reserve Account") into which Borrower shall deposit on the date hereof $720,573.44, which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty
(30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, provided that such monthly deposits shall not be required if Borrower maintains on deposit with Lender an escrow equal to the full amount of Taxes due over the next succeeding twelve (12) month period, and
(b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Reserve Funds"). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall promptly send notice of such excess amount to Borrower and, if requested by Borrower, shall promptly return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender's records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof. In the event that Borrower requests Lender's consent to an amendment or modification to this Section 9.6, Lender shall not unreasonably withhold, condition or delay its consent to such request provided that such amendment or modification does not materially or adversely impact Lender, as determined by Lender in its sole discretion.

      Section 9.7. Reserve Funds Generally

      (a) (i) No earnings or interest on the Reserve Accounts shall be payable to Borrower. Neither Lender nor any loan servicer that at any time holds or maintains the Reserve Accounts shall have any obligation to keep or maintain such Reserve Accounts or any funds deposited therein in interest-bearing accounts, except with respect to a Termination Fee Deposit as described below in
Section 9.7(a)(ii). Except for Termination Fee Deposits, if Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any Reserve Account or any funds deposited therein in an interest-bearing account,
(i) such funds shall not be invested except in Permitted Investments, and (ii) all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

(ii) Notwithstanding the foregoing, any funds deposited in escrow with Lender arising from a Termination Fee Deposit shall be invested in Permitted Investments and bear interest at a business savings account rate (or if such rate is then currently unavailable, at a similar rate determined by Lender) and interest shall be credited to Borrower. In no event shall Lender or any loan servicer that at any time holds or maintains such funds be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts for loans of comparable type. Borrower agrees that it shall include all such interest as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner such funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default as provided herein

      (b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.7 are intended to give Lender or any subsequent holder of the Loan "control" of the Reserve Accounts within the meaning of the UCC.

      (c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

      (d) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

      (e) As long as no Event of Default has occurred, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

      (f) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender's satisfaction, or (ii) the payment in full of the Debt. Lender may, at its election, hold any intersest accruing on any Termination Fee Deposit during the existence of an Event of Default. Upon the occurrence of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

      (g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer, as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

      (h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

      (i) Borrower will maintain the security interest created by this Section
9.7 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                                   ARTICLE 10
                                 CASH MANAGEMENT

      Section 10.1. Lockbox Account and Cash Management Account

      (a) Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain, (i) pursuant to the Lockbox Agreement, an Eligible Account into which Borrower shall, and shall cause Manager to, deposit or cause to be deposited, all Rents and other revenue from the Property (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "Lockbox Account"), and (ii) an Eligible Account into which funds in the Lockbox Account shall be transferred pursuant to the terms of
Section 10.2(b) hereof (such account, the sub-accounts thereof, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "Cash Management Account").

      (b) The Lockbox Account and Cash Management Account shall each be in the name of Borrower for the benefit of Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes (except to the extent Lender retains any interest earned on the Cash Management Account for its own account following the occurrence and during the continuance of an Event of Default). Sums on deposit in the Cash Management Account shall not be invested except in such Permitted Investments as determined and directed by Lender and all income earned thereon shall be the income of Borrower and be applied to and become part of the Cash Management Account, to be disbursed in accordance with this Article 10. Neither Lockbox Bank nor Lender shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

      (c) The Lockbox Account and Cash Management Account shall be subject to the exclusive dominion and control of Lender and, except as otherwise expressly provided herein, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.

      (d) Borrower agrees to pay the customary fees and expenses of Deposit Bank (incurred in connection with maintaining the Lockbox Account) and Lender (incurred in connection with maintaining the Cash Management Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.

      (e) Lender shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its directors, employees, officers and agents harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as result from the gross negligence or willful misconduct of Lender or intentional nonperformance by Lender of its obligations under this Agreement.

      Section 10.2. Deposits and Withdrawals

      (a) Borrower represents, warrants and covenants that:

            (i) Concurrently with the execution of this Agreement, Borrower shall notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) to send directly to the Lockbox all payments of Rents or any other item payable under such Leases pursuant to an instruction letter in the form of Exhibit C attached hereto (a "Tenant Direction Letter"). If Borrower fails to provide any such notice (and without prejudice to Lender's rights with respect to such default), Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;

            (ii) Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the Property or with whom Borrower or Manager does business on an "accounts receivable" basis with respect to the Property to deliver all payments due under such accounts to the Lockbox. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;

            (iii) All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or Manager, and
      (C) if received by Borrower or Manager notwithstanding the delivery of a Tenant Direction Letter, be deposited in the Lockbox Account within one
      (1) Business Day of receipt;

            (iv) Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and

            (v) So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Lockbox Account into which revenues from the ownership and operation of the Property are deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.

      (b) Provided no Event of Default exists, Lockbox Bank shall be authorized to transfer all collected and available balances in the Lockbox Account to Borrower. If an Event of Default exists, Lockbox Bank shall transfer all collected and available balances in the Lockbox Account to the Cash Management Account and all rights of Borrower with respect to funds in the Lockbox Account shall immediately cease and be automatically vested with Lender, and (ii) Lender shall have the right to transfer, or cause to be transferred, and Borrower hereby irrevocably authorizes Lender to transfer, or cause to be transferred, and Lender shall transfer, on each Business Day by wire transfer or other method of transfer mutually agreeable to Lockbox Bank and Lender of immediately available funds, all collected and available balances in the Lockbox Account to the Cash Management Account.

      (c) Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender or Lender's servicer.

      (d) If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from the Lockbox Account and Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender's sole and absolute discretion and Lender may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender's right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.

      Section 10.3. Security Interest

      (a) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a first-priority perfected security interest in each of the Accounts and the Account Collateral. Furthermore, Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC Financing Statements to be filed with respect thereto. Borrower will maintain the security interest created by this Section 10.3(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to each of the Accounts and the Account Collateral against the claims and demands of all Persons whomsoever.

      (b) Borrower authorizes Lender to file any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Lockbox Account and Cash Management Account. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder.

      (c) Upon the occurrence of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Accounts and the Account Collateral. Without limitation of the foregoing, upon any Event of Default, Lender may use the Accounts and the Account Collateral for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Accounts and the Account Collateral and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Accounts and the Account Collateral to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

      (d) Definitions. Notwithstanding anything to the contrary contained herein, For purposes of this Article 10 only, Business Day shall mean a day on which Lender and Lockbox Bank are both open for the conduct of substantially all of their respective banking business at the office in the city in which the Note is payable, with respect to Lender and at the office in the city where the Lockbox Account is maintained, with respect to Lockbox Bank (in both instances, excluding Saturdays and Sundays).

                                   ARTICLE 11
                           EVENTS OF DEFAULT; REMEDIES

      Section 11.1. Event of Default

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

      (a) if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date; provided, however, with respect to any failure by Borrower to pay any regularly scheduled installment of interest hereunder when due (other than any installment of interest or any other amount due on the Maturity Date), and up to one (1) time during any twelve month period and not more than two (2) times during the term of the Loan, Borrower shall have two (2) Business Days after receipt of written notice thereof from Lender in which to cure such Event of Default (which cure shall include payment of the late payment charge and interest on such past due amount calculated at the Default Rate from the date such amount was originally due), after which time Lender may, at its option and without further notice, exercise any of its rights and remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity; provided, further, that with respect to any failure by Borrower to pay any other portion of the Debt (other than any installment of interest or any other amount due on the Maturity Date or with respect to amounts required to be deposited in any Reserve Account or any Termination Fee Deposit), Borrower shall have five (5) days after receipt of written notice thereof from Lender in which to cure such Event of Default, after which time Lender may, at its option and without further notice, exercise any of its rights and remedies available to it pursuant and the other Loan Documents or at law or in equity;

      (b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid prior to the thirtieth (30th) day following the date when the same are due and payable (but in no event later than the date on which same would be delinquent), unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner;

      (c) if the Policies are not kept in full force and effect, or if the Insurance Certificates and certified copies of the Policies are not delivered to Lender as provided in, and within the respective time periods set forth in,
Section 8.1; provided, that, with respect to an Event of Default under this
Section 11.1(c) relating only to the delivery of the Insurance Certificates and certified copies of the Policies, Borrower shall be deemed to have cured such Event of Default if (i) within fifteen (15) days of such Event of Default, Borrower delivers (or causes to be delivered) to Lender the Insurance Certificates and certified copies of the Policies as required by Section 8.1 hereof, (ii) the Policies were in full force and effect for the entirety of such fifteen (15) day period and (iii) Borrower reimburses Lender for any actual-of-pocket expenses incurred by Lender in connection with Lender's exercising rights under Section 8.1(f), provided that nothing contained in this
Section 11.1(c) shall limit Lender's rights under Article 8;

      (d) if Borrower breaches any representation or covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 or any covenant contained in Article 7 hereof; provided, however, that a breach by Borrower or any SPE Party of the representations or covenants set forth in
Article 6 hereof shall not result in an Event of Default hereunder unless such breach was material and, within fifteen (15) days of such breach, Borrower fails to cure such breach and, if requested by Lender, fails to deliver to Lender a non-consolidation opinion in form and substance reasonably satisfactory to Lender;

      (e) if any representation or warranty of, or with respect to, Borrower, Borrower Principal, any SPE Component Entity (if any), or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made and the same has a material adverse effect on the value of the Property or the Loan;

      (f) if (i) Borrower,shall commence any case, proceeding or other action
(A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

      (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

      (h) if the Property becomes subject to any material mechanic's, materialman's or other Lien other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after the earlier to occur of (A) the service of the complaint on Borrower in accordance with applicable Legal Requirements or (B) Borrower's receiving notice of such action;

      (i) if any federal tax lien is filed against Borrower or the Property and same is not discharged of record within thirty (30) days after same is filed;

      (j) if a final, non-appealable judgment not covered by the Policies is filed against the Borrower in excess of $100,000 which is not vacated, bonded or discharged within thirty (30) days;

      (k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

      (l) if Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any material term of any REA shall be modified or supplemented without Lender's prior written consent; or Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA; or

      (m) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty
(30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that, subject to any delays caused solely by Force Majeure, no such extension shall be for a period in excess of one hundred twenty (120) days.

      Section 11.2. Remedies

      (a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

      (b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                                   ARTICLE 12
                            ENVIRONMENTAL PROVISIONS

      Section 12.1. Environmental Representations and Warranties

      Except as otherwise disclosed in the Environmental Report, Borrower represents and warrants that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property; (f) the Property is free of Mold; and (g) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of or the presence of Mold at the Property.

      Section 12.2. Environmental Covenants

      Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing or (C) with respect to Mold, not in a condition, location, or of a type which may pose a risk to human health or safety or the environment or which may result in damage to or would adversely affect or impair the value or marketability of the Property; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall keep the Property free of Mold; and (h) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (i) Borrower shall not knowingly allow any tenant or other user of the Property to violate any Environmental Law; and (j) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property;
(B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property;
(D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials. Any failure of Borrower to perform its obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Property.

      Section 12.3. Lender's Rights

      Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's reasonable discretion). Borrower shall reasonably cooperate with and provide reasonable access to Lender and any such person or entity designated by Lender.

      Section 12.4. Operations and Maintenance Programs

      If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

      Section 12.5. Environmental Definitions

      "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. "Environmental Liens" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. "Environmental Report" means the written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste",

"toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "Mold" shall mean any mold, fungi, bacterial or microbial matter present at or in the Property, including, without limitation, building materials which is in a condition, location or a type which may pose a risk to human health or safety or the environment, may result in damage to or would adversely affect or impair the value or marketability of the Property. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

      Section 12.6. Indemnification

      (a) Borrower covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Property; (ii) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (iii) any activity by Borrower, any Person affiliated with Borrower, and any Tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (iv) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (v) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (vi) any acts of Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property in (A) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (B) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (vii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters.

      (b) Upon written request by any Indemnified Party, Borrower shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

      (c) Notwithstanding the foregoing, Borrower shall not have any liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in subsection (a) above to the extent that Borrower can conclusively prove both that such Losses were caused solely by actions, conditions or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property and that such Losses were not caused by the direct or indirect actions of Borrower or any partner, member, principal, officer, director, trustee or manager of Borrower or any employee, agent, contractor or Affiliate of Borrower. The obligations and liabilities of Borrower under this Section 12.6 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage, except that, upon payment in full of the Loan, Borrower shall be released from liability under this Section 12.6 upon delivery to Lender of a environmental report in form and substance and from an engineer acceptable to Lender and dated no earlier than the date on which the Loan is paid in full.

                                   ARTICLE 13
                                SECONDARY MARKET

      Section 13.1. Transfer of Loan

      Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein ("Participations") or syndicate the Loan ("Syndication") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("Securities") (a Syndication or the issuance of Participations and/or Securities, a "Securitization").

      Section 13.2. Delegation of Servicing

      At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

      Section 13.3. Dissemination of Information

      Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the "Investor") or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Subject to the Exchange

Act, Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

      Section 13.4. Intentionally omitted

      Section 13.5. Cooperation

      At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers, including, without limitation, to:

      (a) provide updated financial, budget and other information with respect to the Property, Borrower and Manager and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of the Property obtained in connection with the making of the Loan (all of the foregoing, together with information required to be provided pursuant to Section 13.4, being referred to as the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

      (b) [Intentionally Deleted];

      (c) at Borrower's expense, cause counsel to render or update existing opinion letters as to enforceability, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

      (d) permit site inspections, appraisals, market studies and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

      (e) make the representations and warranties with respect to the Property, Borrower and the Loan Documents as are made in the Loan Documents and such other representations and warranties as may be reasonably requested by the holder of the Note or the Rating Agencies;

      (f) execute such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, or

(ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower's obligations and liabilities under the Loan Documents;

      (g) deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of the Borrower certifying as to the accuracy, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the closing date of the Securitization, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the closing date of the Securitization;

      (h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

      (i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.

      All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower's complying with requests made under this
Section 13.5 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower, provided that, except in connection with the delivery of a substantive nonconsolidation opinion, if required hereunder pursuant to Section 13.5(c) above, Borrower shall not be required to spend more than $10,000 to comply with this Section 13.5.

      In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

      Section 13.6. Securitization Indemnification

      (a) Borrower understands that certain of the Provided Information may be included in any Disclosure Document, and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will reasonably cooperate with the holder of the Note in updating the Disclosure Document by providing the holder of the Note with any reasonably requested information to keep the Disclosure Document accurate and complete in all material respects.

      (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan), as applicable, including without limitation, the sections entitled "Special Considerations," and/or "Risk Factors," and "Certain Legal Aspects of the Mortgage Loan," or similar sections, and all sections relating to Borrower, Manager, their Affiliates, the Loan, the Loan Documents and the Property, and any risks or special considerations relating thereto, and that, to the best of Borrower's knowledge, such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 13.6, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an "Issuer Person"), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Issuer Group"), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the
Loan) or necessary in order to make the statements in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or in light of the circumstances under which they were made, not misleading (collectively the "Securities Liabilities") and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or their Affiliates if Borrower do not provide the indemnification certificate.

      (c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower agree to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities.

      (d) Promptly after receipt by an indemnified party under this Section 13.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 13.6, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.6 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

      (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.6(c) or Section 13.6(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.6(c) or Section 13.6(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) the indemnified party's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

      (f) The liabilities and obligations of Borrower and Lender under this
Section 13.6 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

                                   ARTICLE 14
                                INDEMNIFICATIONS

      Section 14.1. General Indemnification

      Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the holding or investing of the Reserve Accounts, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

      Section 14.2. Mortgage and Intangible Tax Indemnification

      Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way Provided Information.

      Section 14.3. ERISA Indemnification

      Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.9 or Section 5.18 of this Agreement.

      Section 14.4. Provided Information Indemnification

      In addition to, but without duplication of, any indemnification provided pursuant to Article 13, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any Provided Information.

      Section 14.5. Survival

      The obligations and liabilities of Borrower under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

                                   ARTICLE 15
                                   EXCULPATION

      Section 15.1. Exculpation

      (a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan

Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents;
(ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Section 12.6, Section 13.5 and Article 14 of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

      (b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower shall be personally liable to Lender on a joint and several basis for Losses due to:

            (i) fraud or intentional misrepresentation by Borrower or any other Affiliate of Borrower in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

            (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;

            (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance;

            (iv) the misapplication or misappropriation of Insurance Proceeds or Awards;

            (v) Borrower's failure to pay Taxes, Other Charges (except to the extent that (A) sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof or (B) there is insufficient cash flow from the operation of the Property), charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified herein;

            (vi) any act of intentional waste or arson by Borrower, any principal, Affiliate, member or general partner thereof; or

            (vii) Borrower's failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property.

      (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event (i) of a breach by Borrower of any of the covenants set forth in Article 6 hereof, to the extent that such breach is (A) material and (B) is not cured within thirty (30) days of the earlier to occur of notice from Lender or Borrower's knowledge of such breach (such cure to include, if required by Lender, delivery of a revised non-consolidation opinion, if one was required in connection with the Securitization, in form and substance reasonably acceptable to Lender, (ii) of a breach of any of the covenants set forth in Article 7 hereof, (iii) the Property or any part thereof shall become an asset in a voluntary bankruptcy or insolvency proceeding of Borrower, (iv) Borrower or any Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower, or joins in the filing of, an involuntary petition against Borrower under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (v) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; or (vi) any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property.

      (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.

      (e) Notwithstanding anything to the contrary contained in this Article 15, in no event shall Lender have any recourse against Borrower's directors, officers, shareholders, employees or agents.

                                   ARTICLE 16
                                     NOTICES

      Section 16.1. Notices

      All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

        If to Lender:        Bank of America, N.A.
                             Capital Markets Servicing Group
                             900 West Trade Street, Suite 650
                             NC1-026-06-01
                             Charlotte, North Carolina 28255
                             Attn:  Servicing Manager
                             Telephone No:  (866) 531-0957
                             Facsimile No.: (704) 317-4501


        If to Borrower:      FSP 50 South Tenth Street Corp.
                             401 Edgewater Place, Suite 200
                             Wakefield, Massachusetts 01880-6210
                             Attention:  William Friend
                             Facsimile No.:  (781) 557-1348

        With a copy to:      WilmerHale
                             100 Light Street, 13th Floor
                             Baltimore, Maryland 21202
                             Attention:  Thomas E.D. Millspaugh, Esq.
                             Facsimile No.: (410) 986-2828

      A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                                   ARTICLE 17
                               FURTHER ASSURANCES

      Section 17.1. Replacement Documents

      Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (a) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (b) with respect to the Note, (i) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation and (ii) if requested by Lender, Borrower will execute a replacement note and Lender or Lender's custodian (at Lender's option) shall provide to Borrower Lender's (or Lender's custodian's) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.

      Section 17.2. Recording of Mortgage, etc.

      Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

      Section 17.3. Further Acts, Etc.

      Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this
Section 17.3.

      Section 17.4. Changes in Tax, Debt, Credit and Documentary Stamp Laws

      (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

      (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

      If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

      Section 17.5. Expenses

      Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property);
(b) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                                   ARTICLE 18
                                     WAIVERS

      Section 18.1. Remedies Cumulative; Waivers

      The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

      Section 18.2. Modification, Waiver in Writing

      No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

      Section 18.3. Delay Not a Waiver

      Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

      Section 18.4. Trial by Jury

      BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

      Section 18.5. Waiver of Notice

      Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

      Section 18.6. Remedies of Borrower

      In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

      Section 18.7. Waiver of Marshalling of Assets

      To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

      Section 18.8. Waiver of Statute of Limitations

      Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

      Section 18.9. Waiver of Counterclaim

      Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                                   ARTICLE 19
                                  GOVERNING LAW

      Section 19.1. Choice of Law

      This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of Minnesota, and (b) with respect to the security interest in each of the Reserve Accounts, the Cash Management Account and the Lockbox Account, the laws of the state where each such account is located shall apply.

      Section 19.2. Severability

      Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Section 19.3. Preferences

      Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                                   ARTICLE 20
                                  MISCELLANEOUS

      Section 20.1. Survival

      This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

      Section 20.2. Lender's Discretion

      Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

      Section 20.3. Headings

      The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 20.4. Cost of Enforcement

      In the event (a) that the Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or
(c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

      Section 20.5. Schedules Incorporated

      The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

      Section 20.6. Offsets, Counterclaims and Defenses

      Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

      Section 20.7. No Joint Venture or Partnership; No Third Party
Beneficiaries

      (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

      (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

      (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

      (d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

      (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

      (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

      Section 20.8. Publicity

      All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public (excluding any prospectus or similar document issued to investors or potential investors in any Affiliate of Borrower or otherwise as required by the SEC or other governmental authority) which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to (i) the amount of the Loan,
(ii) the fact that the Loan bears a fixed rate and a five (5) year term, (iii) the street address and location of the Improvements and the fact that the Improvements are primarily used as an office building, and (iv) Franklin Street Properties as the entity controlling the Borrower, without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created. Without in any way limiting the provisions of Article 13 hereof or Lender's rights thereunder, any other news, releases, publicity or advertising by Lender or its Affiliates relating to any provisions or terms of the Loan (other than the amount, interest rate, maturity date thereof, or any other items required to be disclosed pursuant to a public company disclosure) shall require the prior approval of Borrower, which such approval shall not be unreasonably withheld, conditioned or delayed.

      Section 20.9. Conflict; Construction of Documents; Reliance

      In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

      Section 20.10. Entire Agreement

      This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                         [NO FURTHER TEXT ON THIS PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                            BORROWER:

                            FSP 50 SOUTH TENTH STREET CORP.,
                            a Delaware corporation

                            By: /s/ George J. Carter
                                ---------------------
                                George J. Carter
                                President


                            LENDER:

                            BANK OF AMERICA, N.A.,
                            a national banking association

                            By: /s/ Dean Ravosa
                                ---------------------
                                Dean Ravosa
                                Principal

                                    EXHIBIT A

                                  Annual Budget


                                      NONE

                                    EXHIBIT B

                       Borrower Equity Ownership Structure


                                    Attached

                                             ------------------------------
                                              One Share Common Stock
                                              99% Owned by Franklin
   ---------------------------------          Street Properties Corp.
                                     _______  1% Owned by George J. Carter
    FSP 50 SOUTH TENTH STREET CORP.          ------------------------------
      Real Estate Investment Trust           ------------------
                                     _______  700 Shares of
   ---------------------------------          Preferred Stock
                |                            ------------------
                |
                |
                |
  ----------------------------------
    FSP 50 South Tenth Street LLC
   Sole Member: FSP 50 South Tenth
             Street Corp.
  ----------------------------------

                                    EXHIBIT C

                         Form of Tenant Direction Letter

                              [BORROWER LETTERHEAD]

                             ____________ ___, 20__

[TENANTS UNDER LEASES]

Re:   Lease dated ________ between _______________,
      as Landlord, and _______________, as Tenant, concerning premises known as ________________

Gentlemen:

      This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, "Rent") in favor of Bank of America, N.A., as lender ("Lender"), to secure certain of the undersigned's obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

                           ___________________________
                           ___________________________
                           ___________________________

      The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.

                                            Sincerely,
                                            [BORROWER]

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.

[Tenant]

By: ____________________________
     Name:
     Its:
Dated as of: __________ ___, 20__

                                   SCHEDULE I

                                REQUIRED REPAIRS


                                      NONE

                                   SCHEDULE II

                                  REPLACEMENTS


                                      NONE